THIS DOCUMENT IS A COPY OF THE REGISTRATION STATEMENT FILED ON
      JUNE 10, 1998 PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION


              	SECURITIES AND EXCHANGE COMMISSION
                  	WASHINGTON, D.C.  20549




                      	        FORM S-8
                     	REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933




                          HORIZON GROUP, INC.
    (EXACT  NAME  OF  REGISTRANT  AS  SPECIFIED IN ITS CHARTER)




            MICHIGAN                                 	38-2559212
 (STATE OR OTHER JURISDICTION OF	 	(IRS EMPLOYER IDENTIFICATION NO.)
  INCORPORATION OR ORGANIZATION)



                            5000 HAKES DRIVE
                         NORTON SHORES, MICHIGAN 49441
                    (ADDRESS, OF PRINCIPAL EXECUTIVE OFFICES)


                      		1997 STOCK OPTION PLAN
                      AND RESTRICTED STOCK AWARDS
                       (Full title of the plans)

                             JAMES S. WASSEL
                                PRESIDENT
                           HORIZON GROUP, INC.
                            5000 HAKES DRIVE
                       NORTON SHORES, MICHIGAN 49441
                             (616) 798-9100
             (NAME, ADDRESS, INCLUDING ZIP CODE, AND  TELEPHONE NUMBER,
                    INCLUDING AREA CODE, OF AGENT FOR SERVICE)



                               COPIES TO:

                         ERROL R. HALPERIN, ESQ.
                           HAL M. BROWN, ESQ.
                             RUDNICK & WOLFE
                         203 NORTH LASALLE STREET
                                SUITE 1800
                         CHICAGO, ILLINOIS  60601
                              (312) 368-4000
                              (312) 236-7516 (TELECOPIER)




                      CALCULATION OF REGISTRATION FEE

TITLE OF EACH 		          AMOUNT TO BE   PROPOSED    PROPOSED    AMOUNT OF
CLASS OF       	          REGISTERED     MAXIMUM     MAXIMUM     REGISTRATION
SECURITIES TO                            OFFERING    AGGREGATE   FEE
BE REGISTERED                            PRICE       OFFERING
		                                       PER SHARE   PRICE{*}
COMMON STOCK, PAR VALUE
$.01 PER SHARE........    707,108        $   *       $7,785,783   $25,953


{*} PURSUANT TO RULE 457(C) AND 457(H), THE REGISTRATION FEE HAS BEEN CALCULATED ON THE BASIS OF THE ACTUAL PRICE PER SHARE ($12.50, $10.25 $12.82 AND $10.91) AT WHICH THE OUTSTANDING OPTIONS MAY BE EXERCISED, THE AVERAGE OF THE HIGH AND LOW SALES PRICES ON THE NEW YORK STOCK EXCHANGE COMPOSITE TAPE (THE "NYSE") ON THE DATE OF GRANT ($15.8125 AND $12.25) AND WITH REGARD TO THE REMAINING SHARES, ON THE BASIS OF $11.50 PER SHARE, THE AVERAGE OF THE HIGH AND LOW SALE PRICES OF THE COMMON STOCK ON THE NYSE ON JUNE 3, 1998.

PROSPECTUS



                 			707,108 SHARES


           		      HORIZON GROUP, INC.


                 			COMMON STOCK


     Horizon Group, Inc. (the "Company") is one of the largest owners, operators and developers of outlet centers in the United States, based on total gross leasable area. The Company is a self-administered and self-managed real estate investment trust for federal income tax purposes.

     All of the shares of common stock, par value $.01 per share ("Common Stock"), offered hereby are being sold by the Selling Stockholders. See "Selling Stockholders." The Company will not receive any proceeds from the sale of the Common Stock. The Company's Common Stock is traded on the New York Stock Exchange under the symbol "HGI."




    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
         SECURITIES COMMISSION, NOR HAS THE SECURITIES AND
           EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
            OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                THE CONTRARY IS A CRIMINAL OFFENSE.






                            JUNE 10, 1998

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE SHARES OF COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                       AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is: http://www.sec.gov. Reports, proxy statements and other information concerning the Company also may be inspected at the offices of the New York Stock Exchange where the Company's Common Stock is listed.

     The Company has filed with the Commission a Registration Statement on Form S-8 (of which this Prospectus is a part) under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules hereto. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and to such exhibits and schedules, which can be inspected without charge at the principal office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., 20549, and copies may be obtained therefrom upon payment of the fees prescribed by the Commission.

     The Company will provide without charge to each person to whom this Prospectus is delivered, on written or oral request of such person, a copy (without exhibits) of any and all documents incorporated herein by reference. Requests for such copies should be directed to the Secretary at 5000 Hakes Drive, Norton Shores, Michigan 49441, Telephone (616) 798-9100.

                       SELLING STOCKHOLDERS

     All of the shares of Common Stock subject to this Prospectus were awarded to certain employees and officers of the Company (the "Selling Stockholders") in order to provide such employees and officers with an equity interest in the Company. The following table sets forth the names of certain of the Selling Stockholders eligible to resell Common Stock of the Company awarded to them and the maximum number of shares that may be resold pursuant to this Prospectus.



				  MAXIMUM SHARES

	SELLING STOCKHOLDER               TO BE SOLD
	Paul Camarato                        35,000
	Gary S. Duncan                        2,108
	Amy Essex                            15,000
	Stephen J. Moore                     80,000
	Norman Perlmutter                   125,000
	James Wassel                        450,000


                       PLAN OF DISTRIBUTION

     The shares may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.

          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following documents filed with the Securities and Exchange Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended, are hereby incorporated by reference:

     1. The Company's annual report on Form 10-K and Amendment No. 1 on Form 10-K/A for the year ended December 31, 1997.

     2.   The Company's current report on Form 8-K dated February 1, 1998.

     3. The Company's quarterly report on Form 10-Q for the quarter ended March 31, 1998.

     4.   The Company's current report on Form 8-K dated April 1, 1998.

     5.   Item  1  of the Company's  registration  statement  on  Form  8-A
          registering   its   Common  Stock  under  Section  12(b)  of  the
          Securities Exchange Act of 1934.

     6. The Company's definitive Proxy Statement relating to the Company's Special Meeting of Shareholders dated May 14, 1998, contained in the Registration Statement on Form S-4 of Sky Merger Corp. (Registration No. 333-51285).

     7. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

     The Company will provide without charge to each optionee to whom a copy of this Summary is delivered, on the written or oral request of any such person, additional information concerning the Plan, a copy of any or all of the documents incorporated herein by reference or any other document required to be delivered to such person pursuant to Rule 428(b) of the Act. Requests for such information should be directed to the Secretary, Horizon Group, Inc., 5000 Hakes Drive, Norton Shores, Michigan 49441, (616) 728-9100.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein or contained in this Prospectus shall be deemed to be supplemented, modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein supplements, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus.

                           LEGAL MATTERS

     The validity of the shares offered hereby is being passed upon for the Company by Rudnick & Wolfe, Chicago, Illinois.

                              PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents filed with the Securities and Exchange Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended, are hereby incorporated by reference:

       1. The Company's annual report on Form 10-K and Amendment No. 1 on Form 10-K/A for the year ended December 31, 1997.

       2.   The Company's current report on  Form  8-K  dated  February  1,
            1998.

       3. The Company's quarterly report on Form 10-Q for the quarter ended March 31, 1998.

       4.   The Company's current report on Form 8-K dated April 1, 1998.

       5. Item 1 of the Company's registration statement on Form 8-A registering its Common Stock under Section 12(b) of the Securities Exchange Act of 1934.

       6. The Company's definitive Proxy Statement relating to the Company's Special Meeting of Shareholders dated May 14, 1998, contained in the Registration on From S-4 of Sky Merger Corp. (Registration No. 333-51285).

       7. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

       The Company will provide without charge to each optionee to whom a copy of this Summary is delivered, on the written or oral request of any such person, additional information concerning the Plan, a copy of any or all of the documents incorporated herein by reference or any other document required to be delivered to such person pursuant to Rule 428(b) of the Act. Requests for such information should be directed to the Secretary, Horizon Group, Inc., 5000 Hakes Drive, Norton Shores, Michigan 49441, (616) 728-9100.

ITEM 4. DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

       An opinion with respect to the legality of shares of common stock subject to stock options is being given by Rudnick & Wolfe, 203 North LaSalle Street, Chicago, Illinois, 60601, counsel for the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The Michigan Business Corporation Act, as amended (the "MBCA") permits a Michigan corporation to include in its articles of incorporation a provision eliminating or limiting the liability of its directors to the corporation or its shareholders for money damages for a breach of the director's fiduciary duty, except for (i) receipt of an improper personal benefit; (ii) breach of the duty of loyalty to the corporation or its shareholders; (iii) acts or omissions not taken in good faith or that involve intentional misconduct or knowing violations of the law; (iv) act or omission occurring prior to the date when the provision becomes effective; (v) declaring a dividend or distribution, or granting a loan to a shareholder, director or officer, in violation of the MBCA or the corporation's articles of incorporation or bylaws. The Articles of Incorporation of the Company include such a provision which eliminates such liability to the fullest extent permitted by the MBCA.

       The Articles of Incorporation of the Company authorize it to indemnify its present and former officers and directors and to pay or reimburse expenses in advance of the final disposition of the proceeding to the maximum extent permitted from time to time by the laws of Michigan. It further authorizes the Company's directors to indemnify any person with whom the Company has dealings. The Bylaws of the Company obligate it to indemnify and advance expenses to present and former directors and officers to the maximum extent permitted by Michigan law.

       Under the MBCA, a corporation has the power to indemnify its present or former directors and officers, among others, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action or proceeding if: (i) the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders; and (ii) with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. In addition, the MBCA requires the Company, as a condition to advancing expenses, to obtain (i) a written affirmation by the person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by its Bylaws and (ii) a written statement by or on his or her behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met; and if a determination is made that the facts then known to those making the determination would not preclude indemnification under the MBCA.

       The Company has entered into indemnification agreements with each of its directors and officers. Such agreements provide for indemnification against expenses incurred in connection with, as well as judgments, fines, and amounts paid in settlement resulting from, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise as long as such amounts have been actually and reasonably incurred by the indemnitee.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

       Exemption from the registration provisions of the Securities Act of 1933 for all outstanding shares of Common Stock registered for resale by Gary S. Duncan and 15,000 shares of Common Stock by James S. Wassel hereby was claimed under 4(2) of the Securities Act and the rules and regulations promulgated thereunder on the basis that such transactions did not involve any public offering, the purchasers were sophisticated with access to the kind of information registration would provide and that purchasers acquired such securities without a view toward the distribution thereof. In addition, exemption from the registration provisions of the Securities Act was also claimed under Section 3(b) of the Securities Act and rules and regulations promulgated thereunder on the basis that such securities were sold pursuant to a written compensatory benefit plan or pursuant to a written contract relating to compensation and not for capital raising purposes under Rule 701 of the Securities Act.

ITEM 8. EXHIBITS.

       4.1  Specimen Common Stock Certificate [Incorporated by reference to
            Exhibit 4 to Registration Statement, SEC File No. 33-68420]

       4.2  1997  Stock Option Plan [Incorporated by reference  to  Exhibit
            10.31 to the Company's annual report on Form 10-K for fiscal year ended December 31, 1997 (see File No. 1-12424)]

       5    Opinion of Rudnick & Wolfe

       23.1 Consent of Ernst & Young LLP (Chicago)

     	 23.2 Acknowledgement of Ernst & Young LLP (Chicago)

     	 23.3 Consent of Ernst & Young LLP (Baltimore)

     	 23.4 Consent of Rudnick & Wolfe (contained in Exhibit 5 hereof)

       24 Power of Attorney by the directors and certain officers of the Company

ITEM 9. UNDERTAKINGS.

       (a) The undersigned registrant hereby undertakes:

            (1)  To file, during any period in which  offers  or  sales are
                 being   made,   a   post-effective   amendment   to   this
                 registration statement:

                 i.   To   include   any   prospectus   required  by
                      section  10(a)(3)  of  the Securities  Act  of
                      1933;

                 ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 iii. To  include  any   material  information  with
                      respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
            Section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            	SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norton Shores, State of Michigan, on this 10th day of June, 1998.

                              HORIZON GROUP, INC.


                              By: /S/ JAMES S. WASSEL
                                  James S. Wassel
                                  President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



	SIGNATURE                TITLE                             DATE
Norman Perlmutter*             Director and Chairman of the       June 10, 1998
                               Board of Directors
James S. Wassel*               Director, President and Chief      June 10, 1998
                               Executive Officer (Principal
                               Executive Officer and Principal
                               Financial Officer)
Douglas Crocker II*            Director                           June 10, 1998
William P. Dickey*             Director                           June 10, 1998
Norman R. Higo*                Director                           June 10, 1998
Ronald L. Piasecki*            Director                           June 10, 1998
Robert P. Perlmutter*          Director                           June 10, 1998
Martin Sherman*                Director                           June 10, 1998
Richard Stewart*               Assistant Controller (Principal    June 10, 1998
                               Accounting Officer)
___________________

*By: /S/ JAMES S. WASSEL       Individually and as                June 10, 1998
      James S. Wassel          Attorney-in-Fact




This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933




                          _______________


                 	H O R I Z O N  G R O U P,  I N C.


                            SUMMARY OF

                      1997 STOCK OPTION PLAN

                                AND

                      RESTRICTED STOCK AWARDS














              THE DATE OF THIS SUMMARY IS JUNE 10, 1998.

                        GENERAL INFORMATION


     The 1997 Stock Option Plan (the "Plan") of Horizon Group, Inc. (the "Company") and the restricted stock awards awarded by the Company were designed to benefit the Company in attracting and retaining employees, officers and directors of high caliber and capabilities through a comprehensive compensation program.


                      DESCRIPTION OF THE PLAN

1997 STOCK OPTION PLAN

     Pursuant to the Plan, the Company may from time to time on or before February 28, 2007, grant to officers (whether or not directors) and key employees (including consultants and advisors) of the Company and its subsidiaries (including the Operating Partnership) options to purchase shares of the Company's common stock, par value $.01 per share ("Common Stock"). Options granted under the Plan may be either options which are intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Stock Options"), or options which are not intended to be incentive stock options ("Non-Statutory Options"). The aggregate number of shares of Common Stock which may be sold to all optionees pursuant to the Plan shall not exceed nine hundred and fifty thousand (950,000) shares. Except as specifically provided for in the Plan, the selection of optionees and determination of the form of option and the number of shares allocated to each optionee shall be made by a committee of disinterested directors of the Company. The purchase price per share to be specified in any option granted pursuant to the Plan shall be not less than the fair market value of such stock on the date such option is granted, and may be paid in cash, in shares of Common Stock or in any combination thereof. The Board of Directors may provide for the exercise of options under the Plan from time to time in installments or otherwise, and may authorize the granting of such options upon such other terms and conditions and for such periods up to ten years from the date of grant as it may in its discretion determine; provided, however, that any option granted under the Plan shall not be transferable by the optionee other than by will or the laws of descent and distribution and may be exercisable during such optionee's lifetime only by the optionee or by such optionee's guardian or legal representative; and further provided, however, that the aggregate fair market value (determined at the time an option is granted) of shares with respect to which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year (under all incentive stock option plans of the Company and any subsidiary corporations of the Company) shall not exceed $100,000.

     The Company may also from time to time grant to the holder of any option issued under the Plan the right to elect to exercise stock appreciation rights with respect to all or any portion of the shares subject to such option in lieu of such option rights thereunder by surrendering the option rights as to all or such portion of the shares as to which option rights shall at such time be exercisable under such option, and receiving, with respect to each share as to which option rights are so surrendered, an amount in payment equal to the excess of the fair market value of such share on the date of surrender over the purchase price specified for such share in the option. Such payment may be made in cash, in shares of Common Stock or in any combination thereof, subject, in the case of cash, to the consent of the Company. The number of shares of Common Stock to be issued and delivered by the Company upon the exercise of stock appreciation rights under the Plan shall be determined by dividing the amount of the payment to be made in the form of shares of Common Stock by the fair market value of a share of Common Stock as of the date of surrender, and the value of any fractional share shall be paid by the Company in cash. No stock appreciation right shall, in any event, be exercisable within six months of the date of its grant. For purposes of determining the aggregate number of shares of Common Stock sold to all optionees pursuant to the Plan, each share as to which option rights have been surrendered upon the exercise of stock appreciation rights shall be treated as if it were a share sold under the Plan.

     At any time an optionee is required to pay to the optionee's employer an amount required to be withheld under applicable income tax laws in connection with the exercise of a Non-Statutory Option, the optionee may satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the fair market value of such shares on the date that the amount of tax to be withheld shall be determined ("Tax Date"). Each Election must be made prior to the Tax Date. The Board may disapprove of any Election or may suspend or terminate the right to make Elections. An Election is irrevocable.

     If the optionee is an officer or director of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, then the Election is subject to the following additional restrictions:

     A. No Election shall be effective for a Tax Date which occurs within six months of the grant of the option.

     B. The Election must be made either six months prior to the Tax Date or must be made during a period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

     In the event of a stock dividend, stock split, combination or other reduction in the number of issued shares of Common Stock, the Board of Directors may make such adjustments in the number of unpurchased shares subject to the Plan, the number of shares subject to options outstanding in the Plan, the exercise price specified in options outstanding under the Plan, and the number of shares subject to stock appreciation rights outstanding under the Plan as it may determine to be appropriate and equitable. In the event of a merger, consolidation, reorganization or dissolution of the Company, or the sale or exchange of substantially all of the Company's assets, the rights under options and stock appreciation rights outstanding under the Plan shall terminate, except to the extent and subject to such adjustments as may be provided by the Board of Directors or by the terms of the plan or agreement of merger, consolidation, reorganization, dissolution or sale or exchange of such assets.

     The Board of Directors may, in its discretion, prescribe such provisions and interpretations as it shall deem necessary or desirable for the implementation of the Plan. The Board of Directors of the Company may, without shareholder consent, amend the Plan; provided, however, any amendment that would (i) materially increase the benefits accruing to participants thereunder, (ii) materially increase the number of shares which may be issued thereunder, or (iii) materially modify the requirements as to eligibility for participation thereunder, must be approved by a vote of the shareholders of the Company.

RESTRICTED STOCK AWARDS

     Pursuant to employment arrangements with certain of its employees, the Company has issued, and may issue in the future to such employees, shares of Common Stock.

RESALES

     Persons who are not officers or directors of the Company ordinarily may publicly resell shares acquired under the Plan or a restricted stock award without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on Section 4(1) thereof. Officers or directors of the Company may not publicly resell shares acquired under the Plan or a restricted stock award without separate registration under the Act, amendment to the registration statement which relates to the Shares offered hereby, compliance with Rule 144 promulgated under the Act or reliance upon another exemption under the Act.

     An officer or director of the Company who purchases common stock (other than an acquisition by exercise of an option granted under the Plan) of the Company within six months before or after the sale of shares (whether the shares sold were acquired by exercises of the options granted under the Plan or otherwise) may be obligated under Section 16(b) of the Securities Exchange Act of 1934, and the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder, to pay to the Company all or a portion of the amount of the sales price received for the shares sold in excess of the price paid for the shares purchased. Officers and directors of the Company are advised to consult with their individual counsel in this regard prior to the purchase or sale of any such shares.


                 FEDERAL INCOME TAX CONSEQUENCES

CONSEQUENCES TO THE OPTIONEE UNDER THE PLAN

     Under present law, upon the grant and exercise of an Incentive Stock Option, an optionee will not recognize taxable income for federal income tax purposes (except as set forth below). However, the amount by which the fair market value of the stock at the time of exercise exceeds the option price will be treated as an adjustment to taxable income for alternative minimum tax purposes. If the optionee does not dispose of the stock so acquired until more than one year after the transfer of the stock to him, and until more than two years after the option was granted, gain or loss recognized on the subsequent disposition of the stock will be treated as long term capital gain or loss. Such gain or loss is computed as the difference between the exercise price and the sale price. If the stock is disposed of prior to those times, the optionee will recognize compensation taxable as ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option price, or (ii) the amount of gain recognized if the disposition is a taxable sale or exchange. The balance of gain recognized, if any, will constitute capital gain income. If an Incentive Stock Option is exercised and payment is made by means of previously held stock, there is no gain or loss recognized to the optionee unless the previously held stock was acquired pursuant to an Incentive Stock Option and has not been held for the minimum statutory holding period that is required in order to receive the preferential tax treatment accorded Incentive Stock Options. In such case, the transfer will be deemed a disposition of such previously held stock and the optionee will recognize income in the manner described above.

     Under present law, upon the granting of a Non-Statutory Option, an optionee does not recognize taxable income for federal income tax purposes unless the option, at the time of its grant, has a readily ascertainable fair market value. Generally, an option will be treated as having a readily ascertainable fair market value only if the option is actively trade on an established market. Since any options to be issued pursuant to the Plan will not be actively traded on an established market, no taxable income should be recognized for federal income tax purposes by an optionee upon the granting of such options. However, upon the exercise of an untraded Non-Statutory Option, the optionee will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the stock acquired, determined at the time of exercise, over the option price. Upon receipt of payment from the exercise of stock appreciation rights by an optionee, the optionee will recognize compensation taxable as ordinary income in an amount equal to the sum of any cash payment and the fair market value of any stock received determined at the time of such payment.

     Special  rules  govern  recognition of income by optionees subject  to
Section 16(b) of the Securities Exchange Act of 1934.

     If a Non-Statutory Stock Option is exercised and payment is made by means of previously held stock, or such stock and cash, there is no gain or loss recognized to the optionee on the previously held stock. The number of shares equal to the number delivered as payment of the option exercise price will have a tax basis equal to that of the shares originally exchanged and the holding period will include the holding period for the shares originally exchanged. The remaining number of newly acquired shares will have a tax basis equal to the amount of any cash paid by the optionee plus, the compensation realized by the optionee for federal income tax purposes, and the holding period for such shares commences on the date the option is exercised.

     Net capital gains may in some situations enjoy more favorable tax treatment than ordinary income because they are taxed at a maximum rate of 28%, while ordinary income is taxed at a maximum rate of 39.6%. Additionally, the distinction between capital gains and ordinary income may be significant to an individual depending on his particular tax situation. The adjustment to taxable income for alternative minimum tax purposes that may arise from exercise of an Incentive Stock Option may be significant to an optionee. The optionee may be entitled to a credit against his regular tax liability in subsequent years for the amount of alternative minimum tax liability incurred in the year of exercise attributable to such adjustment. Moreover, solely for the purposes of determining alternative minimum tax liability, the basis of the stock will be increased by the amount of such adjustment.

CONSEQUENCES TO THE COMPANY OF THE PLAN

     To the extent an individual optionee qualifies for capital gain treatment, neither the Company nor its subsidiaries will be entitled to a deduction for federal income tax purposes in connection with the grant or exercise of the option. In other cases, the Company or its subsidiaries will generally receive a federal income tax deduction in the same amount as the amount which is taxable to the employee as compensation.

     For financial accounting purposes under generally accepted accounting principles presently in effect, the grant or exercise of a stock option (which does not include stock appreciation rights) does not result in a charge to the Company's net income. A stock option which includes stock appreciation rights, in general, results in a charge to income based on the amount payable under the right less the applicable tax benefit.

     None of the Plans are qualified under Section 401(a) of the Internal Revenue Code of 1986 (the "Code") as amended, nor subject to any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

CONSEQUENCES TO RECIPIENTS OF RESTRICTED STOCK AWARDS.

     During each year a recipient is issued restricted shares of Common Stock by the Company, he or she will recognize compensation taxable as ordinary income in an amount equal to fair market value of such shares as of the date of their grant.

CONSEQUENCES TO THE COMPANY UNDER THE EMPLOYMENT AGREEMENT.

     During each year the Company issues restricted stock, it will be entitled to a federal income tax deduction in the same amount as the amount which is taxable to the recipient as compensation.


                DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed with the Securities and Exchange Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended, are hereby incorporated by reference:


     1. The Company's annual report on Form 10-K and Amendment No. 1 on Form 10-K/A for the year ended December 31, 1997.

     2.   The Company's current report on Form 8-K dated February 1, 1998.

     3. The Company's quarterly report on Form 10-Q for the quarter ended March 31, 1998.

     4.   The Company's current report on Form 8-K dated April 1, 1998.

     5.   Item  1  of  the Company's registration  statement  on  Form  8-A
          registering  its   Common   Stock  under  Section  12(b)  of  the
          Securities Exchange Act of 1934.

     6. The Company's definitive Proxy Statement relating to the Company's Special Meeting of Shareholders dated May 14, 1998, contained in the Registration Statement on Form S-4 of Sky Merger Corp. (Registration No. 333-51285).

     7. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

     The Company will provide without charge to each optionee to whom a copy of this Summary is delivered, on the written or oral request of any such person, additional information concerning the Plan, a copy of any or all of the documents incorporated herein by reference or any other document required to be delivered to such person pursuant to Rule 428(b) of the Act. Requests for such information should be directed to the Secretary, Horizon Group, Inc., 5000 Hakes Drive, Norton Shores, Michigan 49441, (616) 728-9100.


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